UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Fiduciary/Claymore MLP Opportunity Fund Fiduciary/Claymore Dynamic Equity Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2455 Corporate West Drive Lisle, Illinois 60532

July 2, 2007

RE: Fiduciary/Claymore MLP Opportunity Fund and Fiduciary/Claymore Dynamic Equity Fund

Dear Valued Shareholder:

Recently we sent to you proxy materials for the upcoming July 18, 2007 Joint Annual Meeting of Shareholders of the funds.  In order to hold this meeting and conduct the business of the funds we need sufficient proxy voting participation by shareholders as is required by law.  So far, we have received voting instructions from many of our shareholders, but as of the date of this letter our records indicate that you are among the shareholders who have not yet cast their proxy vote.  Please help us. We need your proxy vote.  Please know that your vote is critical to the outcome of this meeting regardless of how many shares you own.

More information regarding this Annual Meeting can be found in the proxy statement, which was previously mailed to you. If you need another copy of the proxy statement, have any proxy-related questions, or to vote your proxy by phone, please call 1-800-399-1581 for assistance.

It is critical that we receive enough votes to complete the business of the Annual Meeting without additional delay. However you choose to vote, your vote matters and will help us to obtain the required number of votes to complete the Annual Meeting.  Please help us by taking a moment to cast your vote today. Thank you in advance for your participation.

Sincerely,

Nicholas Dalmaso
Trustee, Chief Legal and Executive Officer
Fiduciary/Claymore MLP Opportunity Fund
Fiduciary/Claymore Dynamic Equity Fund

Please take a moment now to cast your vote using one of the options listed below:

1.

Vote by Phone. You may cast your vote by calling our toll-free proxy hotline at 1-800-399-1581.  Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the website.

4.

Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided. Please allow enough time so that your vote will be received no later than July 17, 2007.

NOBO